Exhibit 10.3

Dear ________:

     Under the terms and conditions of the 1996 Encore Medical Corporation Incentive Stock Plan (the “Plan”) of Encore Medical Corporation, a Delaware corporation (the “Company”), a copy of which is incorporated herein by reference, the Company hereby grants to you, effective      , the option to purchase       shares of the Company’s Common Stock, $0.001 par value, at the price of $      per share, subject to adjustment as provided in the Plan. It is intended that this option shall constitute an “incentive” stock option within the meaning of the Plan.

     This option may be exercised in the manner prescribed by Paragraph 7(d) of the Plan as follows:      ,

provided that to the extent not exercised, such installments shall accumulate and be exercisable, in whole or in part, in any subsequent period, subject to termination of this option.

     If there is a change in the control of the Company while any of your options remain outstanding under the Plan, then any or all options shall be exercisable in full. For the purposes of your option, a “change in control” of the Company shall mean a change in control of a nature that is reportable in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) as in effect on the date hereof; provided that, without limitation, such a change in control shall be deemed to have occurred if any “person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty-one percent (51%) or more of the combined voting power of the Company’s then outstanding securities.

     This option shall be for a term commencing on      , 20      and ending      , 20     , provided that this option shall terminate on the earlier of such expiration date or upon severance of employment pursuant to the provisions of Paragraph 7(i) of the Plan. This option is not transferable otherwise than by will or under the laws of descent and distribution.

     The optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

Very truly yours,

ENCORE MEDICAL CORPORATION

By:

Kenneth W. Davidson, CEO
ACCEPTED:

NAME